Exhibit 99.1

Bank of Granite Corporation

__News__________________________________________________________

For Release:	March 21, 2003

STATE BANKING COMMISSION APPROVES
BANK OF GRANITE/FIRST COMMERCE MERGER

     The North Carolina Banking Commission, at its regularly scheduled meeting on Wednesday, March 19, approved the application to merge First Commerce Bank of Charlotte into Bank of Granite.

     According to John A. Forlines, Jr., Chairman and Chief Executive Officer of Bank of Granite Corporation, the merger is moving ahead and is on schedule. “We have now received approvals from the Federal Reserve Bank and the Federal Deposit Insurance Corporation (FDIC), in addition to the approval of the State Banking Commission,” he said. Needed before the merger is consummated is acceptance of a registration statement by the Securities and Exchange Commission and approval by First Commerce shareholders. The Shareholder’s meeting is set for June 18. The merger is expected to close near the end of June.

     Bank of Granite was represented at the State Banking Commission meeting by John Forlines, Jr. and Charles Snipes. Representing First Commerce was Wes Sturges, President and Chief Executive Officer.

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For further information, contact Kirby A. Tyndall, Senior Vice President and Chief Financial Officer at Voice (828) 496-2026,
Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com.

Bank of Granite Corporation, PO Box 128, Granite Falls, NC 28630	www.bankofgranite.com